1400 Shoals Way Portland TN. 37148 +1 615.451.1400 hr@shoals.com www.shoals.com October 7, 2025 Dear David, Shoals Technologies Group, Inc., a Delaware corporation (the “Company”) is pleased to offer you the position of Chief Accounting Officer of the Company, reporting to the Chief Financial Officer (the “CFO”), on the terms and subject to the conditions set forth in this letter agreement. 1. Duties and Responsibilities. Your duties and responsibilities as Chief Accounting Officer of the Company will include those normally associated with such a position, as well as such additional duties that are consistent with such a position and assigned to you by the CFO from time to time. During the Term (as defined below), you may (i) as a passive investment, own publicly traded securities in such form or manner as will not require any services by you in the operation of the entities in which such securities are owned; (ii) engage in charitable and civic activities; or (iii) engage in other personal and passive investment activities, in each case, so long as such ownership, interests or activities do not interfere with your ability to fulfill your duties and responsibilities under this letter agreement and are not inconsistent with your fiduciary and other obligations to the Company or any of its direct and indirect subsidiaries (collectively, the “Company Group”) or competitive with the business of any member of the Company Group. 2. Term of Employment. The term of your employment with the Company will commence on November 3, 2025, or such other date as mutually agreed to in writing between you and the Company (the actual date of such commencement of employment, the “Start Date”), and continue until your employment is terminated in accordance with Section 4 below (the “Term”). Your principal place of employment will be the Company’s headquarters in Portland, Tennessee. 3. Compensation. (a) Annual Base Salary. During the Term, the Company will pay you an annual base salary of $325,000.00, payable in accordance with the Company’s customary payroll practices and subject to the Company’s annual review process for similarly situated employees for possible upward increases. (b) Annual Cash Bonus. For each complete calendar year during the Term, commencing with calendar year 2026, you will be eligible to receive an annual cash bonus based upon the achievement of established performance goals, at the discretion of the Compensation Committee (the “Committee”) of the Board of Directors of Shoals Technologies Group, Inc., with an annual target bonus opportunity equal to 50% of base salary earnings for the applicable calendar year. (c) Long-Term Incentive Compensation During the Term, you will be eligible to receive long-term incentive equity awards under the Shoals Technologies Group, Inc. 2021 Long- Term Incentive Plan, as it may be amended, restated or otherwise modified from time to time (the “LTIP”). Any such awards granted to you under the LTIP will be in such amounts and on such terms and conditions as the Committee will determine from time to time, taking into account your position and performance, and will be subject to and governed by the terms and conditions of the LTIP and the applicable award agreements evidencing such awards. Subject to your

1400 Shoals Way Portland TN. 37148 +1 615.451.1400 hr@shoals.com www.shoals.com commencement of employment with the Company on the Start Date as contemplated herein, you will be entitled to receive an equity award for the full fiscal year 2026 in the normal course of LTIP grants with similarly situated executives (the “Vesting Date”) valued at approximately $225,000.00, calculated based on the Fair Market Value of the Company’s Common Stock (each as defined in the LTIP) on the Vesting Date, granted as follows: (i) 50% in the form of time-based restricted stock units of the Company (“RSUs”), vesting one-third on the first, second and third anniversaries of the Vesting Date, subject to continued employment through each such future vesting date; and (ii) 50% in the form of performance-based restricted stock units of the Company, with a three-year performance period (fiscal years 2026 through 2028) and any applicable vesting to occur on the applicable performance certification date (which date will occur no later than March 31, 2029), subject to your continued employment through the performance certification date. (d) Sign-On Bonus. Subject to your commencement of employment with the Company on the Start Date as contemplated herein, you will be entitled to receive a cash award equal to $75,000 payable on the first payroll date following the Start Date (“Sign-On Bonus”). Notwithstanding the foregoing, in the event your employment with the Company is terminated by the Company for Cause (as defined in the Severance Plan, as defined below) or by you without Good Reason (as defined in the Severance Plan) during the two-year period following the payment date of the Sign-On Bonus, then you must repay a prorated portion of the Sign-On Bonus within 30 days following such date of termination with such prorated portion being based on the number of days remaining in the period commencing as of the date of such termination and ending on the last day of the two year period following the Sign-On Bonus payment date. (e) Relocation: We are offering a relocation reimbursement package up to $100,000 (less taxes), which will be managed through Global Mobility Services, our relocation service partner. Notwithstanding the foregoing, in the event your employment with the Company is terminated by the Company for Cause (as defined in the Severance Plan, as defined below) or by you without Good Reason (as defined in the Severance Plan) during the two-year period following the payment date of your relocation expenses, then you must repay a prorated portion of such relocation expenses within 30 days following such date of termination with such prorated portion being based on the number of days remaining in the period commencing as of the date of such termination and ending on the last day of the two-year period following the relocation expense payment date. 4. Termination of Employment. Acceptance of this offer of employment does not imply or create a contract of employment. Your employment with the Company is at-will, and either you or the Company may terminate the employment relationship at any time and for any or no reason, subject to any advance written notice periods required pursuant to the Severance Plan (as defined below). As part of your employment with the Company, you will be required to comply with the Company’s ongoing policies and procedures as those policies and procedures are updated from time to time. 5. Executive Severance Plan. Your continuing employment with the Company will be conditioned on your execution of a Participation Agreement as soon as reasonably practicable following the Start Date (and in no event later than 10 days following the Start Date), which will evidence your agreement to participate in the Shoals Technologies Group, Inc. Executive Severance Plan (the “Severance Plan”) and to comply with all of the terms, conditions and restrictions within the Severance Plan. Such Participation Agreement will be provided to you under separate cover. The Severance Plan provides for certain severance payments and benefits in the event of a Qualifying Termination outside of, or during, the Change in Control Protection

1400 Shoals Way Portland TN. 37148 +1 615.451.1400 hr@shoals.com www.shoals.com Period (each as defined in the Severance Plan). Further, the Severance Plan contains certain restrictive covenants, including non-competition, non-solicitation, non-disparagement, confidentiality and assignment of intellectual property covenants. 6. Benefits. During the Term, you will be eligible to participate in the same benefit plans and programs in which other similarly situated Company employees are eligible to participate, subject to the terms and conditions of the applicable plans and programs in effect from time to time, including, without limitation, participation in the Company’s 401(k) plan and health, dental, vision, short-term disability, long-term disability and life insurance. The Company will not, however, be obligated to institute, maintain or refrain from changing, amending or discontinuing, any such plan or policy. You will be eligible to participate in the Company’s 401(k) plan after six months of employment. The Company match is 100% of the first 3% contributed, and the next 2% is matched at 50%. You will be eligible for such health benefits on the first day of employment. You will also be entitled to receive a monthly cell phone allowance equal to $40 per month, or a separate cell phone for business use at the Company’s cost at your request, during the Term. 7. Vacation. You will be entitled to four weeks of paid vacation per year during the Term, accrued in accordance with the Company’s vacation policy. In addition to vacation time, we offer ten paid holidays throughout the calendar year. 8. Miscellaneous. (a) Withholdings; Deductions. The Company is authorized to withhold and deduct from any benefits, amounts or payments related to this letter agreement or your employment with the Company (i) all federal, state, local and other taxes and (ii) any applicable deductions or withholdings. (b) Prior Employment. You will be prohibited from using or disclosing any confidential information or trade secrets that you may have learned through any prior employment. You represent and warrant to the Company that you took nothing with you that belonged to any former employer when you left your prior employment positions and that you have nothing that contains any information that belongs to any former employer. If at any time you discover this is incorrect, you will promptly return any such materials to your former employer. (c) Arbitration. (i) Subject to Section 8(c)(ii) below, any dispute, controversy or claim between you and any member of the Company Group arising out of or relating to this letter agreement or your employment or engagement with any member of the Company Group (“Disputes”) will be finally settled by confidential arbitration in the State of Tennessee in accordance with the then- existing American Arbitration Association (“AAA”) Employment Arbitration Rules. The arbitration award will be final and binding on both parties. Any arbitration conducted under this Section 8(c) will be private, will be heard by a single arbitrator (the “Arbitrator”) selected in accordance with the then-applicable rules of the AAA and will be conducted in accordance with the Federal Arbitration Act. The Arbitrator will expeditiously hear and decide all matters concerning the Dispute. Except as expressly provided to the contrary in this letter agreement, the Arbitrator will have the power to (A) gather such materials, information, testimony and evidence as the Arbitrator deems relevant to the Dispute before him or her (and each party will provide such materials, information, testimony and evidence requested by the Arbitrator), and (B) grant injunctive relief and enforce specific performance. All Disputes will be arbitrated on an individual

1400 Shoals Way Portland TN. 37148 +1 615.451.1400 hr@shoals.com www.shoals.com basis, and each party hereto hereby foregoes and waives any right to arbitrate any Dispute as a class action or collective action or on a consolidated basis or in a representative capacity on behalf of other persons or entities who are claimed to be similarly situated, or to participate as a class member in such a proceeding. The decision of the Arbitrator will be reasoned, rendered in writing, be final and binding upon the disputing parties and the parties agree that judgment upon the award may be entered by any court of competent jurisdiction. The parties acknowledge and agree that in connection with any such arbitration and regardless of outcome, except as provided under this Section 8(c), each party will pay all of its own costs and expenses, including its own legal fees and expenses, and the arbitration costs will be shared equally by the Company and you. (ii) By entering into this letter agreement and entering into the arbitration provisions of this Section 8(c), THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THEY ARE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVING THEIR RIGHTS TO A JURY TRIAL. (iii) Nothing in this Section 8(c) will prohibit a party to this letter agreement from (A) instituting litigation to enforce any arbitration award, or (B) joining the other party to this letter agreement in a litigation initiated by a person or entity that is not a party to this letter agreement. Further, nothing in this Section 8(c) precludes you from filing a charge or complaint with a federal, state or other governmental administrative agency. (d) Governing Law. This letter agreement will in all respects be construed according to the laws of the State of Tennessee without regard to its conflict of laws principles that would result in the applicable of the laws of another jurisdiction. (e) Entire Agreement; Amendment. This letter agreement contains the entire agreement of the parties with respect to the matters covered herein and supersedes all prior and contemporaneous agreements and understandings, oral or written, between the parties hereto concerning the subject matter hereof. This letter agreement may be amended only by a written instrument executed by both parties hereto. (f) Assignment. This letter agreement is personal to you, and neither this letter agreement nor any rights or obligations hereunder will be assignable or otherwise transferred by you. The Company may assign this letter agreement without your consent, including to any member of the Company Group, and to any successor to or acquirer of (whether by merger, purchase or otherwise) all or substantially all of the equity, assets or businesses of the Company; provided, however, that if this letter agreement is assigned to a member of the Company Group (i) you will remain the Chief Operations Officer of the Company (i.e., Shoals Technologies Group, Inc.) and in such capacity you will continue to report to the CEO and (ii) all equity awards described in this letter agreement will remain with respect to the equity of the Company. (g) Section 409A. All provisions of this letter agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable Treasury regulations and administrative guidance issued thereunder (collectively, “Section 409A”) or an exemption therefrom, and will be construed and administered in accordance with such intent. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this letter agreement are exempt from, or compliant with, Section 409A and in no event will any member of the Company Group be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non- compliance with Section 409A.

1400 Shoals Way Portland TN. 37148 +1 615.451.1400 hr@shoals.com www.shoals.com (h) Counterparts. This letter agreement may be executed in any number of counterparts, including by electronic mail or facsimile, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one part, but together signed by both parties hereto. Electronic copies will have the same force and effect as the originals. This offer of employment is contingent upon the successful completion of a pre- employment drug screen, determination that you are not restricted from performing your duties because of relevant U.S. Export Laws, and you establishing your identity and your authorization for employment in the United States. The Immigration Reform and Control Act of 1986 requires you to produce acceptable documents showing that you are lawfully authorized to work in the United States. We at the Company hope that you will accept this offer of employment, and we look forward to welcoming you to the team. If you have any questions, please feel free to reach out to me at brandon.moss@shoals.com. Please sign and return a copy of this letter agreement to confirm your acceptance of the terms and conditions stated herein. Sincerely, Brandon Moss Chief Executive Officer of the Company By signing and dating this letter agreement below, I accept this offer of employment, on the terms and subject to the conditions set forth in this letter agreement: Signature: David Van Bibber Signature Date: /s/ Brandon Moss /s/ David Van Bibber 10/8/2025